Exhibit 99.1

Nordstrom Reports Holiday Sales, Updates Outlook

SEATTLE – January 10, 2025 – Nordstrom, Inc. (NYSE: JWN) today announced a total Company net sales increase of 4.9 percent and a comparable sales increase of 5.8 percent for the nine-week holiday period ended January 4, 2025, compared with the nine weeks ended December 30, 2023. For the Nordstrom banner, net sales increased 3.7 percent and comparable sales increased 6.5 percent, while Nordstrom Rack banner net sales increased 7.4 percent and comparable sales increased 4.3 percent.
“As a result of our efforts to remain competitive in the promotional environment and the strength of our offering, our holiday sales in November and December exceeded the expectations we shared during our most recent earnings call,” said Erik Nordstrom, chief executive officer of Nordstrom, Inc. “For the full year, we’re raising our topline outlook and reaffirming our profitability guidance.”
Based on holiday results, the Company has updated its fiscal 2024 outlook. The Company now expects revenue growth, including retail sales and credit card revenues, of 1.5 to 2.5 percent versus the 53-week fiscal 2023, which includes an approximately 135 basis point unfavorable impact from the 53rd week, compared with its prior outlook of flat to 1.0 percent growth. Additionally, the Company expects comparable sales growth of 2.5 to 3.5 percent versus 52 weeks in fiscal 2023, compared with its prior outlook of 1.0 to 2.0 percent growth.
The Company is scheduled to report its fourth quarter and full-year 2024 financial results after the close of the financial markets on March 4, 2025. Additional detail on the Company’s financial performance will be provided at that time.

ABOUT NORDSTROM
At Nordstrom, Inc. (NYSE: JWN), we exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we’re building on as we provide convenience and true connection for our customers. Our interconnected model enables us to serve customers when, where and how they want to shop – whether that’s in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it.
Certain statements in this press release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024, our Form 10-Q for the fiscal quarter ended May 4, 2024, our Form 10-Q for the fiscal quarter ended August 3, 2024 and our Form 10-Q for the fiscal quarter ended November 2, 2024. In addition, forward-looking statements contained in this release may be impacted by the actual outcome of events or occurrences related to the Company’s entry into an Agreement and Plan of Merger dated December 22, 2024, which, if consummated, would result in the Company ceasing to be a publicly traded corporation. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances. In addition, the actual timing, price, manner and amounts of future share repurchases, if any, will be subject to the discretion of our board of directors, contractual commitments, market and economic conditions and applicable Securities and Exchange Commission rules. This press release includes references to websites, website addresses and additional materials, including reports and blogs, found on those websites. The content of any websites and materials named, hyperlinked or otherwise referenced in this press release are not incorporated by reference into this press release or in any other report or document we file with the SEC, and any references to such websites and materials are intended to be inactive textual references only. The information on those websites is not part of this press release.

INVESTOR CONTACT:	James Duies
Nordstrom, Inc.
InvRelations@Nordstrom.com

MEDIA CONTACT:	Grace Stearns
Nordstrom, Inc.
NordstromPR@Nordstrom.com